Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS FIRST QUARTER 2016
FINANCIAL RESULTS

Englewood, Colo. - April 28, 2016 - Starz (NASDAQ: STRZA, STRZB) today reported first quarter 2016 results. Highlights include (1):

Financial Highlights:

•	Reported consolidated revenue of $431.9 million; Adjusted OIBDA (2) of $127.1 million; operating income of $114.1 million and fully diluted earnings per share of $0.65

•	Starz Networks reported revenue of $339.9 million; Adjusted OIBDA of $116.8 million and operating income of $105.3 million

Operating Highlights:

•
Increased STARZ subscriptions by 400,000 to a new high of 24.0 million since December 31, 2015 and STARZ ENCORE subscriptions by 200,000 to 32.4 million since December 31, 2015; combined subscriptions of 56.4 million

•	Launched all-in-one STARZ app for both streaming and downloadable content with traditional TV Everywhere access and new digital retail partners Apple and Google at $8.99 per month

•	Unveiled new STARZ master brand strategy and repositioned ENCORE networks as STARZ ENCORE under the STARZ umbrella

◦	STARZ ENCORE programming lineup now includes past seasons of STARZ Original series

•	Rebranded STARZ networks with new on-air look and “STARZ: Obsessable” consumer marketing campaign

•	Starz Digital and Starz Worldwide Distribution licensed “Power” to Netflix in the UK; “Power” and
“Ash vs Evil Dead” to Hulu in Japan; “Ash vs Evil Dead” and “The Girlfriend Experience” to yes in Israel and Mediaset in Italy

Programming Highlights:

•	“Outlander” second season premiere episode set a STARZ record for season premiere viewing by a
STARZ Original series (3)

•	“The Girlfriend Experience” opened strong with most weekend viewers since “Outlander” debuted in summer 2014 (4)

Chris Albrecht, Starz Chief Executive Officer, commented, “During the first quarter, Starz continued to execute against our growth strategy for the business by adding 400,000 STARZ subscribers to reach a new high of 24 million. Also during the first quarter, ENCORE subscriptions increased by 200,000 to 32.4 million for combined subscriptions of 56.4 million for both networks. We continued to see successful results from our highly-rated, award-winning and diverse original programming. ‘Outlander’ and ‘The Girlfriend Experience’ garnered very strong critical acclaim and viewership, with the second season of ‘Outlander’ doubling its first season premiere and becoming the most-watched season premiere telecast ever for a new or returning STARZ Original series (3).”

“Early in the second quarter, Starz introduced an exciting way for consumers to access our premium brands by launching a digital retail service and TV Everywhere offering that positions STARZ as the only premium pay TV app in the market with both streaming and download functionality. We also successfully launched a new STARZ master brand strategy, repositioning the ENCORE suite of channels under STARZ and introducing them as the STARZ

ENCORE networks. These strategic moves created a powerful combination of premium pay TV movie and original programming, better positioning us to work with our core distributors to tap into the STARZ ENCORE households that do not subscribe to STARZ.”

Consolidated
Revenue decreased 4% to $431.9 million, Adjusted OIBDA decreased 18% to $127.1 million and operating income decreased 20% to $114.1 million.

Starz Networks
Revenue increased 2% to $339.9 million as a result of rate increases from various distributors partially offset by lower average subscriptions. Adjusted OIBDA decreased 10% to $116.8 million due to an increase in programming costs, advertising and marketing costs associated with “The Girlfriend Experience,” litigation related costs and payroll costs partially offset by the increase in revenue. Operating income decreased 11% to $105.3 million. Cash paid for investment in films and television programs increased $12.0 million to $81.1 million.

Starz Distribution
Revenue decreased 15% to $92.7 million and Adjusted OIBDA decreased $15.8 million to $10.6 million primarily as a result of licensing certain STARZ Original series titles to Netflix and Amazon in the first quarter of 2015. Operating income decreased $15.7 million to $9.7 million. Cash paid for investment in films and television programs decreased $24.5 million to $15.1 million due to timing of payments under our distribution agreement with The Weinstein Company.

Share Repurchases
From February 1, 2016 through April 30, 2016, 2.7 million shares of common stock were purchased at an average cost per share of $24.82 for total cash consideration of $67.1 million. Since trading began on January 14, 2013, Starz has repurchased 28.9 million shares at an average cost per share of $28.34 for aggregate cash consideration of $819.6 million. These repurchases represent 23.8% of the shares outstanding as of January 14, 2013. Starz currently has $380.4 million remaining under its share repurchase authorization. Under its share repurchase program, Starz may acquire its common stock from time to time, through open market transactions and privately negotiated transactions. The share repurchase program may be discontinued at any time.

FOOTNOTES

(1)
Starz’s CEO Chris Albrecht and CFO Scott Macdonald will discuss these highlights and other matters during the Starz earnings conference call, which will begin at 5:00 p.m. (ET) on April 28, 2016. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Reconciling Schedule below.

(3)	Nielsen NPower Live+7 P2+ Projections

(4)	Nielsen NPower Live+SD P2+ GAA Projections

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months ended March 31, 2016 to the same period in 2015.

SUPPLEMENTAL INFORMATION
As a supplement to Starz’s consolidated statements of operations, included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. The Reconciling Schedule below provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	1Q15	2Q15	3Q15	4Q15	1Q16
Starz Networks	$334.0	$333.3	$329.3	$327.8	$339.9
Starz Distribution(1)	109.7	78.4	65.6	100.1	92.7
Starz Animation	7.3	6.5	9.3	1.5	—
Eliminations	(0.3)	(0.5)	(0.1)	(1.8)	(0.7)
Revenue	$450.7	$417.7	$404.1	$427.6	$431.9

Starz Networks	$129.7	$122.2	$113.1	$63.6	$116.8
Starz Distribution	26.4	2.0	1.8	5.9	10.6
Starz Animation	(0.6)	(0.7)	(0.1)	(0.1)	—
Eliminations	—	(0.1)	(0.1)	(1.4)	(0.3)
Adjusted OIBDA	$155.5	$123.4	$114.7	$68.0	$127.1

Starz Networks	$118.4	$110.9	$101.6	$52.0	$105.3
Starz Distribution	25.4	1.1	0.9	5.0	9.7
Starz Animation	(0.7)	(0.7)	(0.2)	—	—
Eliminations/Other	(0.6)	(0.8)	(0.5)	(2.1)	(0.9)
Operating income	$142.5	$110.5	$101.8	$54.9	$114.1

Net income	$86.1	$63.0	$59.5	$27.9	$67.0
Earnings per share (diluted)	$0.80	$0.59	$0.57	$0.26	$0.65

Starz Networks	$69.1	$71.2	$48.6	$57.9	$81.1
Starz Distribution	39.6	53.7	2.8	6.2	15.1
Total IFT(2)	$108.7	$124.9	$51.4	$64.1	$96.2

Subscription units - STARZ(3)	23.4	23.5	23.3	23.6	24.0
Subscription units - STARZENCORE(3)	33.5	33.3	32.5	32.2	32.4
Total subscription units	56.9	56.8	55.8	55.8	56.4

(1) Includes the following home video net sales	$34.9	$37.4	$34.3	$56.8	$34.5
(2) Cash paid for investment in films and television programs
(3) The 1Q15 period end subscribers have been adjusted for a reporting correction by one of our distributors; such adjustment had no impact on our revenue

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	3/31/15	6/30/15	9/30/15	12/31/15	3/31/16
Cash	$10.1	$20.3	$17.0	$10.7	$9.8

Debt:
Revolving credit facility	$447.0	$506.0	$425.0	$308.0	$391.0
5% senior notes	677.3	677.2	677.1	676.9	676.8
Debt issuance costs, net	(9.2)	(13.4)	(12.6)	(11.9)	(11.1)
Transponder capital lease	25.1	23.9	22.8	21.6	20.4
Building capital lease	43.6	43.5	43.3	43.2	43.0
Total debt	$1,183.8	$1,237.2	$1,155.6	$1,037.8	$1,120.1

NON-GAAP FINANCIAL MEASURES
This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We evaluate performance and make decisions about allocating resources to our operating segments based on financial measures such as Adjusted OIBDA. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses and selling, general and administrative expenses, but excluding all stock compensation expense. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance.

This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. The primary material limitations associated with the use of Adjusted OIBDA as compared to GAAP results are (i) it may not be comparable to similarly titled measures used by other companies in our industry, and (ii) it excludes financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing a reconciliation of Adjusted OIBDA to GAAP results to enable investors to perform their own analysis of our operating results. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by (used in) operating activities and other measures of financial performance prepared in accordance with GAAP. Please see the Reconciling Schedule below for the applicable reconciliation.

RECONCILING SCHEDULE
The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks and Starz Distribution to operating income calculated in accordance with GAAP for the three months ended March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016, respectively.

Starz Consolidated
(amounts in millions)	1Q15	2Q15	3Q15	4Q15	1Q16
Adjusted OIBDA	$155.5	$123.4	$114.7	$68.0	$127.1
Stock compensation	(8.3)	(8.1)	(8.1)	(8.4)	(8.3)
Depreciation and amortization	(4.7)	(4.8)	(4.8)	(4.7)	(4.7)
Operating income	$142.5	$110.5	$101.8	$54.9	$114.1

Starz Networks
(amounts in millions)	1Q15	2Q15	3Q15	4Q15	1Q16
Adjusted OIBDA	$129.7	$122.2	$113.1	$63.6	$116.8
Stock compensation	(7.4)	(7.3)	(7.4)	(7.6)	(7.5)
Depreciation and amortization	(3.9)	(4.0)	(4.1)	(4.0)	(4.0)
Operating income	$118.4	$110.9	$101.6	$52.0	$105.3

Starz Distribution
(amounts in millions)	1Q15	2Q15	3Q15	4Q15	1Q16
Adjusted OIBDA	$26.4	$2.0	$1.8	$5.9	$10.6
Stock compensation	(0.6)	(0.5)	(0.5)	(0.6)	(0.6)
Depreciation and amortization	(0.4)	(0.4)	(0.4)	(0.3)	(0.3)
Operating income (loss)	$25.4	$1.1	$0.9	$5.0	$9.7

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$9.8	$10.7
Trade accounts receivable, net of allowances of $21.7 and $35.2	287.6	252.9
Program rights, net	379.8	316.1
Other current assets	67.1	90.1
Total current assets	744.3	669.8
Program rights	348.9	335.9
Investment in films and television programs, net	215.9	215.6
Property and equipment, net of accumulated depreciation of $137.4 and $134.5	87.0	89.2
Deferred income taxes	21.2	21.2
Goodwill	131.8	131.8
Other assets, net	106.4	100.7
Total assets	$1,655.5	$1,564.2

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.7	$5.6
Trade accounts payable	10.0	8.0
Accrued liabilities	275.0	267.7
Deferred revenue	11.5	10.3
Total current liabilities	302.2	291.6
Debt	1,114.4	1,032.2
Other liabilities	27.3	22.7
Total liabilities	1,443.9	1,346.5

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 88,574,412 and 91,468,763 shares at March 31, 2016 and December 31, 2015, respectively	0.9	0.9
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,858,316 and 9,861,294 shares at March 31, 2016 and December 31, 2015, respectively	0.1	0.1
Additional paid-in capital	—	—
Accumulated other comprehensive loss, net of taxes	(1.5)	(1.5)
Retained earnings	212.1	218.2
Total equity	211.6	217.7
Commitments and contingencies
Total liabilities and equity	$1,655.5	$1,564.2

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Programming networks and other services	$397.4	$415.8
Home video net sales	34.5	34.9
Total revenue	431.9	450.7

Costs and expenses:
Programming (including amortization)	150.7	146.0
Production and acquisition (including amortization)	58.1	56.6
Home video cost of sales	7.4	10.4
Operating	6.0	13.3
Selling, general and administrative	90.9	77.2
Depreciation and amortization	4.7	4.7
Total costs and expenses	317.8	308.2

Operating income	114.1	142.5

Other income (expense):
Interest expense, net of amounts capitalized	(11.9)	(11.2)
Other income (expense), net	0.4	(2.2)
Income before income taxes	102.6	129.1

Income tax expense	(35.6)	(43.0)

Net income	67.0	86.1

Net income attributable to noncontrolling interest	—	(1.5)

Net income attributable to stockholders	$67.0	$84.6

Basic net income per common share	$0.68	$0.84
Diluted net income per common share	$0.65	$0.80
Weighted average number of common shares outstanding:
Basic	99.0	101.1
Diluted	102.7	106.2

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net income	$67.0	$86.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4.7	4.7
Amortization of program rights	138.5	136.9
Program rights payments	(126.9)	(136.0)
Amortization of investment in films and television programs	47.0	36.9
Investment in films and television programs	(96.2)	(108.7)
Stock compensation	8.3	8.3
Deferred income taxes	—	(6.8)
Other non-operating and non-cash items	(10.0)	(13.5)
Changes in assets and liabilities:
Current and other assets	(4.6)	(8.7)
Payables and other liabilities	(22.4)	(5.0)
Net cash provided by (used in) operating activities	5.4	(5.8)

Investing activities:
Purchases of property and equipment	(2.2)	(2.2)
Investment in and advances to equity investee	(4.0)	—
Net cash used in investing activities	(6.2)	(2.2)

Financing activities:
Borrowings of debt	133.0	95.0
Payments of debt	(51.4)	(81.3)
Repurchases of common stock	(83.9)	(13.0)
Exercise of stock options	2.2	4.6
Minimum withholding of taxes related to stock compensation	(1.0)	(5.2)
Excess tax benefit from stock compensation	1.0	4.6
Net cash provided by (used in) financing activities	(0.1)	4.7

Net decrease in cash and cash equivalents	(0.9)	(3.3)
Cash and cash equivalents:
Beginning of period	10.7	13.4
End of period	$9.8	$10.1

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO Chris Albrecht and CFO Scott Macdonald, will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 5:00 p.m. (ET) on April 28, 2016. Participants in the United States/Canada may join the event by calling ReadyTalk at (877) 395-6218 and other international participants may dial (281) 973-6124 with the passcode 75241543 at least 10 minutes prior to the call. Replays of the conference call can be accessed through May 28, 2016 at 8:00 PM ET, by dialing (855) 859-2056 or (404) 537-3406 plus the passcode 75241543. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new packaging and new distribution platforms for our programming, subscriber growth, international distribution opportunities, the continuation of our stock repurchase plans and other matters that are not historical fact. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, ongoing relationships with our distributors, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law, market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television networks (Starz Networks) and global content distribution (Starz Distribution), www.starz.com. The Starz Networks operating unit is home to the flagship STARZ® brand with 24.0 million subscribers in the United States as of March 31, 2016, with the STARZ ENCORESM network at 32.4 million subscribers. Through STARZ, the company provides high quality, entertaining premium subscription video programming with 17 premium pay TV channels and associated on-demand and online services. STARZ is sold through U.S. multichannel video distributors, including cable operators, satellite television providers, telecommunications companies, and other online and digital platforms. Starz offers subscribers more than 5,000 distinct premium television episodes and feature films every year and up to 1,500 every month, including STARZ Original series, first-run movies and other popular movie and television programming. The Starz Distribution operating unit is home to the Anchor Bay Entertainment, Starz Digital, and Starz Worldwide Distribution divisions. In addition to STARZ Original series, Starz Distribution develops, produces and acquires movies, television and other entertainment content for worldwide home video, digital, and television licensing and sales.

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Contacts:

Courtnee Chun                        Theano Apostolou
Investor Relations                    Corporate Communications
(720) 875-5420                        (424) 204-4052
courtnee.chun@starz.com                theano@starz.com